EXHIBIT 99.1




(BW)  (INTERVEST-BANCSHARES)  (IBCA)

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------
           REPORTS 2006 FIRST QUARTER EARNINGS DOUBLE TO $6.4 MILLION
           ----------------------------------------------------------

         Business Editors - New York - (Business Wire - April 12, 2006)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today reported that its consolidated net earnings for the first quarter of 2006 increased by $3.2 million, or 100%, to $6.4 million, or $0.77 per diluted share, from $3.2 million, or $0.48 per diluted share, in the first quarter of 2005. The earnings per share calculation for the 2006 period included a greater number of outstanding shares resulting primarily from a public offering of 1.4 million shares of Class A common stock in the third quarter of 2005.

     The Company's efficiency ratio, which is a measure of its ability to control expenses as a percentage of its revenues, continues to be favorable and improved to 19% in the first quarter of 2006, from 26% in the first quarter of 2005. The Company's return on average assets and equity also increased to 1.47% and 18.55%, respectively, in the 2006 first quarter, from 0.94% and 14.25% in the 2005 first quarter. The Company's book value per common share rose to $18.22 at March 31, 2006, from $17.41 at December 31, 2005.

     The increase in 2006 first quarter earnings of $3.2 million reflected the continued growth in the Company's lending activities and an improvement in its net interest margin. Net interest and dividend income, the Company's primary source of revenues, grew by 51% or $4.2 million, reflecting a $321 million increase in average loans outstanding and a higher net interest margin. In a steadily rising interest rate environment, the Company's net interest margin improved to 2.92% in the 2006 first quarter, from 2.47% in the 2005 first quarter, as the yield on the Company's interest-earning assets increased at a faster pace than its cost of funds. Noninterest income increased by $1.2 million primarily due to a higher level of income from loan prepayments, while the provision for loan losses decreased by $0.7 million primarily due to a decrease in the rate of net loan growth over the prior year period. The increases in income and the lower provision for loan losses were partially offset by a $2.5 million increase in income tax expense due to higher pretax income and a $0.4 million increase in noninterest expenses primarily due to increases in the Company's staff and its other operating expenses associated with the Company's growth. The Company had 76 employees at March 31, 2006, compared to 67 at March 31, 2005. The Company's effective income tax rate was approximately 44% for both reporting periods.

     Total consolidated assets at March 31, 2006 increased by 5% to $1.79 billion from $1.71 billion at December 31, 2005. The increase reflected the growth in the Company's loan portfolio and a higher level of security investments, partially offset by a decrease in other short-term investments.

     Total consolidated loans, net of unearned fees, at March 31, 2006 increased by 2% to $1.40 billion from $1.37 billion at December 31, 2005. The increase was due to new mortgage loan originations secured by commercial and multifamily real estate exceeding principal repayments. New loan originations totaled $144 million for the first quarter of 2006, compared to $151 million for the same period of 2005.

     Total consolidated security investments at March 31, 2006 increased 30% to $334.3 million from $256.7 million at December 31, 2005. The investment portfolio at March 31, 2006, all of which was held by Intervest National Bank, had a weighted-average remaining maturity of 1.4 years and a yield of 3.88%, compared to 1.1 years and a yield of 3.26% at December 31, 2005. Intervest National Bank invests in short-term U.S. government agency debt obligations to emphasize liquidity and currently targets its loan-to-deposit ratio at approximately 85%.

     Total consolidated cash and other short-term investments at March 31, 2006 decreased by 51% to $27.8 million from $56.7 million at December 31, 2005. The decrease reflected the investment of funds into loans and securities.

     Total consolidated deposits at March 31, 2006 increased by 4% to $1.43 billion from $1.38 billion at December 31, 2005, reflecting an increase in certificate of deposit accounts of $34 million and a net increase in checking, savings and money market accounts totaling $21 million.

     Total consolidated borrowed funds and related interest payable at March 31, 2006 increased by 15% to $178.5 million from $155.7 million at December 31, 2005. The increase was due to $23.5 million of short-term borrowings from the Federal Home Loan Bank of New York by Intervest National Bank.

     Total consolidated stockholders' equity at March 31, 2006 increased by 5% to $142.8 million from $136.2 million at December 31, 2005. The increase reflected net earnings of $6.4 million and $0.2 million from the conversion of convertible debentures into common stock.

     Intervest Bancshares Corporation is a financial holding company. Its operating subsidiaries are: Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Gulfport, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities
Corporation,  a  broker/dealer  and  an  NASD  member  firm.

     Additionally, Intervest National Bank has received regulatory permission to open an additional branch office at 483 Mandalay Avenue in Clearwater Beach, Florida. The Bank expects to complete renovations and open the office by August 1, 2006.

     Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ National Market: Trading Symbol IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the SEC for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.


CONTACT: JEROME DANSKER, CHAIRMAN, INTERVEST BANCSHARES CORPORATION
         One Rockefeller Plaza (Suite 400),
         New York, New York 10020-2002
         212-218-2800 Fax - 212-218-2808


              SELECTED CONSOLIDATED FINANCIAL INFORMATION FOLLOWS.

                            INTERVEST BANCSHARES CORPORATION
                            --------------------------------
                      SELECTED CONSOLIDATED FINANCIAL INFORMATION

---------------------------------------------------------------------------------------
                                                                     QUARTER ENDED
(Dollars in thousands, except per share amounts)                        MARCH 31,
                                                                -----------------------
                                                                   2006         2005
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
SELECTED OPERATING DATA:
Interest and dividend income. . . . . . . . . . . . . . . . .  $   30,066   $   20,568
Interest expense. . . . . . . . . . . . . . . . . . . . . . .      17,580       12,283
                                                               ------------------------
Net interest and dividend income. . . . . . . . . . . . . . .      12,486        8,285
Provision for loan losses . . . . . . . . . . . . . . . . . .         361        1,033
                                                               ------------------------
Net interest and dividend income
    after provision for loan losses. . . . . . . . . .  . . .      12,125        7,252
Noninterest income. . . . . . . . . . . . . . . . . . . . . .       2,082          878
Noninterest expenses. . . . . . . . . . . . . . . . . . . . .       2,796        2,374
                                                               ------------------------
Earnings before income taxes. . . . . . . . . . . . . . . . .      11,411        5,756
Provision for income taxes. . . . . . . . . . . . . . . . . .       4,991        2,508
                                                               ------------------------
NET EARNINGS. . . . . . . . . . . . . . . . . . . . . . . . .  $    6,420   $    3,248
                                                               ========================

BASIC EARNINGS PER SHARE. . . . . . . . . . . . . . . . . . .  $     0.82   $     0.52
DILUTED EARNINGS PER SHARE. . . . . . . . . . . . . . . . . .  $     0.77   $     0.48

Adjusted net earnings for diluted earnings per share (1). . .  $    6,460   $    3,303
Weighted-average common shares and common
 equivalent shares outstanding for computing:
    Basic earnings per share. . . . . . . . . . . . . . . . .   7,825,746    6,273,843
    Diluted earnings per share (2). . . . .  .. . . . . . . .   8,346,783    6,871,769
Common shares outstanding at end of period. . . . . . . . . .   7,837,642    6,273,843
Common stock warrants outstanding at end of period. . . . . .     696,465      696,465

Yield on interest-earning assets. . . . . . . . . . . . . . .        7.04%        6.12%
Cost of funds . . . . . . . . . . . . . . . . . . . . . . . .        4.55%        3.98%
Net interest margin . . . . . . . . . . . . . . . . . . . . .        2.92%        2.47%
Return on average assets (3). . . . . . . . . . . . . . . . .        1.47%        0.94%
Return on average equity (3). . . . . . . . . . . . . . . . .       18.55%       14.25%
Effective income tax rate . . . . . . . . . . . . . . . . . .       43.74%       43.57%
Efficiency ratio (4). . . . . . . . . . . . . . . . . . . . .          19%          26%
---------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                            AT           AT           AT           AT           AT
                                                            --           --           --           --           --
                                                          MAR 31,      DEC 31,      SEP 30,      JUN 30,      MAR 31,
                                                          -------      -------      -------      -------      -------
SELECTED FINANCIAL CONDITION INFORMATION:                  2006         2005         2005         2005         2005
-----------------------------------------------------------------------------------------------------------------------
Total assets . . . . . . . . . . . . . . . . . . . . .  $1,790,524   $1,706,423   $1,630,845   $1,511,604   $1,427,439
Total cash and short-term investments. . . . . . . . .  $   27,831   $   56,716   $   43,023   $   75,197   $   49,347
Total securities held to maturity. . . ..  . . . . . .  $  327,974   $  251,508   $  237,724   $  231,630   $  254,754
Total FRB and FHLB stock . . . . . . . . . . . . . . .  $    6,299   $    5,241   $    6,118   $    5,983   $    5,092
Total loans, net of unearned fees. . . . . . . . . . .  $1,402,008   $1,367,986   $1,319,155   $1,174,107   $1,095,161
Total deposits . . . . . . . . . . . . . . . . . . . .  $1,429,681   $1,375,330   $1,302,309   $1,217,506   $1,123,657
Total borrowed funds and accrued interest payable. . .  $  178,480   $  155,725   $  160,491   $  163,021   $  177,995
Total stockholders' equity . . . .  .. . . . . . . . .  $  142,828   $  136,178   $  129,207   $   97,975   $   93,376
Total allowance for loan losses. . . . . . . . . . . .  $   15,542   $   15,181   $   14,394   $   12,591   $   12,139
Total loans ninety days past due and still accruing. .  $    1,505   $    2,649   $    2,672   $    2,672   $        -
Total nonperforming loans. . . . . . . . . . . . . . .  $    1,725   $      750   $      750   $      750   $    4,607
Total loan chargeoffs. . . . . . . . . . . . . . . . .  $        -   $        -   $        -   $        -   $        -
Book value per common share. . . . . . . . . . . . . .  $    18.22   $    17.41   $    16.69   $    15.60   $    14.88
Allowance for loan losses / net loans. . . . . . . . .        1.11%        1.11%        1.09%        1.07%        1.11%
-----------------------------------------------------------------------------------------------------------------------

(1)  Represents  net  earnings  plus  interest expense on dilutive convertible debentures, net of taxes, that would not occur  if  the  convertible  debentures  were  assumed  to be converted for purposes of computing diluted earnings per share.

(2)  Diluted EPS includes shares that would be outstanding if dilutive common stock warrants and convertible debentures
     Were  assumed  to  be  exercised/converted  during  the  period.  All outstanding warrants were considered for the
     EPS computations.

     Convertible debentures (principal and accrued interest) outstanding at March 31, 2006 and 2005 totaling $3,306,000 and $4,798,000, respectively, were convertible into common stock at a price of $16.00 per share in 2006 and $14.00 per  share in 2005. Assumed conversion results in additional common shares (based on average balances outstanding)
     of approximately 212,000 in the 2006 EPS computation and 343,000 in the 2005 EPS computation.

(3)  Returns for the quarter have been annualized.

(4)  Represents  noninterest  expenses  (excluding  the  provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.

                                        INTERVEST BANCSHARES CORPORATION
                                        --------------------------------
                                       CONSOLIDATED FINANCIAL HIGHLIGHTS
---------------------------------------------------------------------------------------------------------------
                                                                   At or For The Period Ended
                                                ---------------------------------------------------------------
                                                  Quarter       Year         Year         Year         Year
                                                   Ended        Ended        Ended        Ended        Ended
($in thousands, except per share amounts)         Mar 31,      Dec 31,      Dec 31,      Dec 31,      Dec 31,
                                                   2006         2005         2004         2003         2002
---------------------------------------------------------------------------------------------------------------
BALANCE SHEET HIGHLIGHTS:
Total assets . . . . . . . . . . . . . . . . .  $1,790,524   $1,706,423   $1,316,751   $  911,523   $  686,443
Asset growth rate. . . . . . . . . . . . . . .           5%          30%          44%          33%          34%
Total loans, net of unearned fees. . . . . . .  $1,402,008   $1,367,986   $1,015,396   $  671,125   $  489,912
Loan growth rate . . . . . . . . . . . . . . .           2%          35%          51%          37%          33%
Total deposits . . . . . . . . . . . . . . . .  $1,429,681   $1,375,330   $  993,872   $  675,513   $  505,958
Deposit growth rate. . . . . . . . . . . . . .           4%          38%          47%          34%          40%
Loans/deposits (Intervest National Bank) . . .          87%          88%          86%          79%          76%
Borrowed funds and accrued interest payable. .  $  178,480   $  155,725   $  202,682   $  140,383   $  114,032
Stockholders' equity . . . . . . . . . . . . .  $  142,828   $  136,178   $   90,094   $   75,385   $   53,126
Common shares outstanding (1). . . . . . . . .   7,837,642    7,823,058    6,271,433    5,988,377    4,703,087
Common book value per share. . . . . . . . . .  $    18.22   $    17.41   $    14.37   $    12.59   $    11.30
Market price per common share. . . . . . . . .  $    36.14   $    24.04   $    19.74   $    14.65   $    10.80
---------------------------------------------------------------------------------------------------------------
ASSET QUALITY HIGHLIGHTS
Nonperforming loans. . . . . . . . . . . . . .  $    1,725   $      750   $    4,607   $    8,474   $        -
Allowance for loan losses. . . . . . . . . . .  $   15,542   $   15,181   $   11,106   $    6,580   $    4,611
Loans ninety days past due and still accruing.  $    1,505   $    2,649   $        -   $        -   $        -
Loan recoveries (2). . . . . . . . . . . . . .  $        -   $        -   $        -   $        -   $      107
Loan chargeoffs (3). . . . . . . . . . . . . .  $        -   $        -   $        -   $        -   $      150
Foreclosed real estate . . . . . . . . . . . .  $        -   $        -   $        -   $        -   $    1,081
Allowance for loan losses / net loans. . . . .        1.11%        1.11%        1.09%        0.98%        0.94%
---------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS HIGHLIGHTS:
Interest and dividend income . . . . . . . . .  $   30,066   $   97,881   $   66,549   $   50,464   $   43,479
Interest expense . . . . . . . . . . . . . . .      17,580       57,447       38,683       28,564       26,325
                                                ---------------------------------------------------------------
Net interest and dividend income . . . . . . .      12,486       40,434       27,866       21,900       17,154
Provision for loan losses. . . . . . . . . . .         361        4,075        4,526        1,969        1,274
Noninterest income . . . . . . . . . . . . . .       2,082        6,594        5,140        3,321        2,218
Noninterest expenses . . . . . . . . . . . . .       2,796       10,703        8,251        7,259        6,479
                                                ---------------------------------------------------------------
Earnings before income taxes . . . . . . . . .      11,411       32,250       20,229       15,993       11,619
Provision for income taxes . . . . . . . . . .       4,991       14,066        8,776        6,873        4,713
                                                ---------------------------------------------------------------
Net earnings . . . . . . . . . . . . . . . . .  $    6,420   $   18,184   $   11,453   $    9,120   $    6,906
                                                ---------------------------------------------------------------
Basic earnings per share . . . . . . . . . . .  $     0.82   $     2.65   $     1.89   $     1.85   $     1.71
Diluted earnings per share . . . . . . . . . .  $     0.77   $     2.47   $     1.71   $     1.53   $     1.37
Adjusted net earnings used to calculate
      diluted earnings per share . . . . . . .  $    6,460   $   18,399   $   11,707   $    9,572   $    7,342
Average common shares used to calculate:
    Basic earnings per share . . . . . . . . .   7,825,746    6,861,887    6,068,755    4,938,995    4,043,619
    Diluted earnings per share . . . . . . . .   8,346,783    7,449,658    6,826,176    6,257,720    5,348,121
Net interest margin. . . . . . . . . . . . . .        2.92%        2.70%        2.52%        2.90%        2.88%
Return on average assets . . . . . . . . . . .        1.47%        1.20%        1.02%        1.19%        1.13%
Return on average equity . . . . . . . . . . .       18.55%       16.91%       14.14%       15.34%       15.56%
Effective income tax rate. . . . . . . . . . .       43.74%       43.62%       43.38%       42.98%       40.56%
Efficiency ratio (4) . . . . . . . . . . . . .          19%          23%          25%          29%          33%
Full-service banking offices . . . . . . . . .           6            6            6            6            6
---------------------------------------------------------------------------------------------------------------

(1)  The  increase  of 14,584 shares in the quarter ended March 31, 2006 was from the conversion of convertible debentures into Class A common stock. The increase in shares in 2005 from 2004 was due to 1,436,468 from a public  offering  of  Class  A common stock and 115,157 from the conversion of convertible debentures into
     Class A common stock. The increase in 2004 from 2003 was due to 42,510 from the exercise of Class A common
     Stock  warrants  and 240,546 from the conversion of convertible debentures. The increase in 2003 from 2002
     Was  due  to  the  following: 945,717 from the exercise of Class A common stock warrants; 309,573 from the conversion of convertible debentures; and 30,000 from newly issued Class B common stock in connection with the  acquisition of Intervest Securities Corporation.
(2)  The  amount for 2002 represents proceeds received from the sale of collateral from a loan that was charged off prior to 1997.
(3)  The  amount  for 2002 represents a chargeoff taken in connection with the transfer of a nonperforming loan to foreclosed real estate.
(4)  Noninterest  expenses  (excluding  the  provision  for  loan  losses)  as a percentage of net interest and dividend income plus noninterest income.


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